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                                                                       EXHIBIT 5

                             SCHULTE ROTH & ZABEL
                               900 THIRD AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 756-2540


                                                July 17, 1996



TV Filme, Inc.
c/o ITSA--Intercontinental Telecomunicacoes Ltda.
SCS, Quadra 07-Bl.A
Ed. Executive Tower
Sala 601
70.300-911 Brasilia-DF
Brazil

Ladies and Gentlemen:

     We have acted as special counsel for TV Filme, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,875,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which shares are to be sold by the Company to the underwriters named in the Registration Statement (the "Underwriters") pursuant to an underwriting agreement (the "Underwriting Agreement"), the form of which will be filed as an exhibit to the Registration Statement. Capitalized terms used but not defined herein shall have the meaning set forth in the Registration Statement.

     As special counsel to the Company, in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.
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TV Filme, Inc.
July 17, 1996
Page 2

     Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued and sold by the Company pursuant to the Underwriting Agreement will, when issued in accordance with the terms of the Underwriting Agreement and against payment therefor as set forth therein, be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.


                                        Very truly yours,


                                        /s/ Schulte Roth & Zabel